Exhibit 10.1

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

ELEVENTH AMENDMENT TO LEASE

(Norwegian Cruise Line – The Landing at MIA)

THIS ELEVENTH AMENDMENT TO LEASE ("Amendment") is dated effective and for identification purposes as of February 8, 2017 (“Effective Date”), and is made by and between SPUS7 MIAMI ACC, LP, a Delaware limited partnership ("Landlord"), and NCL (BAHAMAS) LTD., a Bermuda company, d/b/a Norwegian Cruise Line ("Tenant").

RECITALS:

WHEREAS, Landlord’s predecessor-in-interest (Hines REIT Airport Corporate Center LLC) and Tenant entered into that certain Airport Corporate Center Office Lease Agreement dated December 1, 2006 ("Original Lease"), as amended by that certain First Amendment to Airport Corporate Center Office Lease dated November 27, 2006, Second Amendment to Airport Corporate Center Office Lease dated March 22, 2007, Third Amendment to Airport Corporate Center Office Lease dated July 31, 2007, Letter Agreement dated August 1, 2007, Fourth Amendment to Airport Corporate Center Office Lease dated December 10, 2007, Fifth Amendment to Airport Corporate Center Office Lease dated February 2, 2010, Sixth Amendment to Airport Corporate Center Office Lease dated April 1, 2012, Seventh Amendment to Airport Corporate Center Office Lease dated June 29, 2012, Eighth Amendment to Lease dated January 28, 2015 (“Eighth Amendment”), Ninth Amendment to Lease dated June 30, 2015 (“Ninth Amendment”), and Tenth Amendment to Lease dated March 31, 2016 (collectively, the "Lease"), pertaining to the premises located at 7665 Corporate Center Drive (“Building 11”), 7650 Corporate Center Drive (“Building 10”), 7245 Corporate Center Drive (“Building 3”), and 7300 Corporate Center Drive (“Building 8”), Miami, Florida;

WHEREAS, pursuant to the Lease, Tenant is currently leasing 306,548 rentable square feet of space (defined in the Lease as the "Total Premises") consisting of the following:

•	7,067 rentable square feet within Building 3
•	94,258 rentable square feet within Building 8
•	79,417 rentable square feet within Building 10
•	125,806 rentable square feet within Building 11;

WHEREAS, pursuant to the Lease, effective as of the Extension Commencement Date (as defined in the Lease and being February 1, 2023), the Total Premises (as re-measured pursuant to the Eighth Amendment, and reduced by the Warehouse Premises, as defined in the Lease) shall be 306,828 rentable square feet, consisting of the following:

•	94,258 rentable square feet within Building 8
•	81,470 rentable square feet within Building 10
•	131,100 rentable square feet within Building 11;

WHEREAS, pursuant to the Lease, Tenant is currently entitled to the following number of parking spaces:

•	Building 3: None

•	Building 8: Four (4) spaces per 1,000 rentable square feet of space leased in Building 8 (which equals 377 spaces) (the "Building 8 Spaces") shall be located in the surface parking areas surrounding Building 8. Twenty percent (20%) of the Building 8 Spaces (plus the fourteen (14) additional spaces pursuant to the Ninth Amendment) for a total of eighty-nine (89) spaces shall be located in the covered portion of the Building 8 Garage (“Building 8 Garage Covered Spaces”). In addition to the foregoing 377 spaces, Tenant is entitled to ninety-five (95) spaces (based on Tenant's requirement for five (5) spaces per 1,000 rentable square feet in Building 8) (the "Relocatable Spaces") at a location within the Project as determined by Landlord, with Landlord having the right to relocate any such Relocatable Spaces upon not less than thirty (30) days’ prior written notice to Tenant, but no more often than two (2) times per year. All of the foregoing spaces are at no additional cost to Tenant.

•	Buildings 10 and 11: Five (5) spaces per 1,000 rentable square feet of space leased in Building 10 (which equals 397 spaces) plus an additional eighteen (18) spaces pursuant to the Eighth Amendment, for a total of 415 spaces (the "Building 10 Spaces"), and five (5) spaces per 1,000 rentable square feet of space leased in Building 11 (which equals 629 spaces) (the "Building 11 Spaces") for a total of one thousand forty-four (1,044) spaces (collectively the Building 10 & 11 Spaces"), of which four hundred ten (410) spaces shall be located in either the surface parking areas or the structured parking garage adjacent to Building 10 (the "Building 10 Garage"), and the balance of which shall be located in either the surface parking areas or the structured parking garage adjacent to Building 11 (the "Building 11 Garage"). Up to twenty (20) of the Building 10 & 11 Spaces may be designated as "reserved" spaces (of which up to five (5) of such "reserved" spaces may be located in the Building 10 Garage and the balance of which shall be in the Building 11 Garage). There shall be no charge for fifteen (15) of the "reserved" spaces that Tenant elects to designate, but Tenant shall pay a monthly parking charge for any spaces in excess of fifteen (15) that Tenant elects to have designated as "reserved" spaces pursuant to Section 3.4(a) of the Original Lease; and

WHEREAS, Landlord and Tenant desire to enter into this Amendment to amend the parking provisions of the Lease as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree that the Lease shall be amended in accordance with the terms and conditions set forth below.

1.          Definitions; Recitals. The capitalized terms used herein shall have the same definitions as set forth in the Lease, unless otherwise defined herein. The foregoing recitals are true and correct and are incorporated herein by this reference.

2.          Reserved Parking Space. The parties hereby acknowledge and agree that as of (and retroactive to) June 1, 2016 (the “Amendment Commencement Date”), Tenant shall be permitted to use one (1) reserved space in the visitor parking area associated with Building 8 (“Reserved Space”), as shown in Exhibit A attached hereto and incorporated herein by this reference, at no cost to Tenant.

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3.          Building 8 Garage Reserved Covered Spaces. The parties hereby acknowledge and agree that as of the Amendment Commencement Date, Tenant shall be permitted to use six (6) spaces within the covered portion of the Building 8 Garage (“Building 8 Garage Reserved Covered Spaces”) at a cost of $[*] per space per month (“Reserved Monthly Parking Rent”). The location of the Building 8 Garage Reserved Covered Spaces are shown on Exhibit B attached to this Amendment and are provided as a replacement for six (6) of the Building 8 Garage Covered Spaces. Accordingly, as of the Amendment Commencement Date, Tenant shall be permitted to use: (i) eighty-three (83) Building 8 Garage Covered Spaces; and (ii) six (6) Building 8 Garage Reserved Covered Spaces. The Reserved Monthly Parking Rent shall be abated through December 31, 2016. Commencing on January 1, 2017, Tenant shall pay the Reserved Monthly Parking Rent to Landlord as Additional Rental. The Reserved Monthly Parking Rent is subject to change upon thirty (30) days’ prior written notice by Landlord, but in no event shall the Reserved Monthly Parking Rent be increased on more than one (1) occasion in any twelve (12) consecutive month period. Tenant shall be liable for any sales taxes on its paid parking spaces.

4.          Amendment to Relocatable Spaces. The parties hereby acknowledge and agree that as of the Amendment Commencement Date, Landlord will no longer have the right to relocate the Relocatable Spaces and the Relocatable Spaces shall be allocated as follows: (a) seventy (70) of the Relocatable Spaces shall be provided to Tenant for its non-exclusive use within the Building 8 Garage at a cost of $[*] per space per month, and (b) twenty-five (25) of the Relocatable Spaces shall be provided to Tenant for its non-exclusive use within the garage adjacent to the building located at 7600 Corporate Center Drive, Miami, Florida (collectively, the “Unreserved Spaces”) at a cost of $[*] per space per month (“Unreserved Monthly Parking Rent”). The Unreserved Monthly Parking Rent shall be abated through December 31, 2016. Commencing on January 1, 2017, Tenant shall pay the Unreserved Monthly Parking Rent to Landlord as Additional Rental. The Unreserved Monthly Parking Rent is subject to change upon thirty (30) days’ prior written notice by Landlord, but in no event shall the Unreserved Monthly Parking Rent be increased on more than one (1) occasion in any twelve (12) consecutive month period. Tenant shall be liable for any sales taxes on its paid parking spaces.

5.          Termination Option. Notwithstanding anything to the contrary contained herein, Tenant may at any time after the Effective Date, deliver written notice to Landlord terminating Tenant’s right to use any of the Unreserved Spaces, the Building 8 Garage Reserved Covered Spaces, and the Reserved Space (collectively, the “Eleventh Amendment Parking Spaces”) upon no less than fifteen (15) days prior written notice. Upon such early termination, Tenant shall have no further rights to use the Eleventh Amendment Parking Spaces so terminated for any purpose and no obligation to pay for any such terminated spaces after the date such termination takes effect.

6.          Counterparts; Electronic Signatures.  This Amendment may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically.  An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures.  All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original.  The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Amendment and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if a paper original of this Amendment had been delivered and had been signed using a handwritten signature.  Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Amendment is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile or, electronic mail, or other electronic means, (iii) are aware that the other party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signature.  If this Amendment has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act ("E-SIGN"), and Uniform Electronic Transactions Act ("UETA"), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

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7.          Miscellaneous. With the exception of those matters set forth in this Amendment, Tenant's leasing of the Premises shall be subject to all terms, covenants and conditions of the Lease. In the event of any express conflict or inconsistency between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control and govern. Except as expressly modified by this Amendment, all other terms and conditions of the Lease are hereby ratified and affirmed. The parties acknowledge that the Lease is a valid and enforceable agreement and that, as of the date hereof to the best of Tenant’s actual knowledge, Tenant holds no claims against Landlord or its agents which might serve as the basis of any other set-off against accruing rent and other charges or any other remedy at law or in equity.

IN WITNESS WHEREOF, the foregoing Eleventh Amendment to Lease is dated effective as of the date and year first written above.

WITNESS:		LANDLORD:

SPUS7 MIAMI ACC, LP,
a Delaware limited partnership

By:	/s/David Witham	By:	/s/Claudia Walraven
Name:	David Witham	Name:	Claudia Walraven
		Title:	Assistant Vice President
By:	/s/Desiree Ammons	Date:	2/21/17
Name:	Desiree Ammons
		By:	/s/Mark Zikakis
By:	/s/David Witham	Name:	Mark Zikakis
Name:	David Witham	Title:	Vice President
		Date:	2/21/17
By:	/s/Desiree Ammons
Name:	Desiree Ammons

TENANT:

NCL (BAHAMAS) LTD.,
a Bermuda company, d/b/a Norwegian Cruise Line

By:	/s/Wendy Beck
Name:	Wendy Beck
Title:	Executive Vice President, Chief Financial Officer
Date:	2/17/2017

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CONSENT OF GUARANTOR

The undersigned Guarantor under the original Guaranty of Lease dated November 27, 2006 (the "Guaranty"), does hereby consent to the foregoing Amendment. Guarantor acknowledges and agrees that the Guaranty is in full force and effect and shall continue to apply to the Lease, as amended by this Amendment.

NCL CORPORATION LTD.,
a Bermuda company

By:	/s/Wendy Beck
Name:	Wendy Beck
Title:	Executive Vice President, Chief Financial Officer

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EXHIBIT A

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EXHIBIT B

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